Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
March 13, 2015	TRADED: Nasdaq

LANCASTER COLONY ACQUIRES FLATOUT HOLDINGS, INC.
COLUMBUS, Ohio, March 13 - Lancaster Colony Corporation (Nasdaq: LANC) announced today that its wholly-owned subsidiary, T. Marzetti Company, has acquired Flatout Holdings, Inc., a manufacturer and marketer of premium flatbreads, from North Castle Partners, LLC pursuant to a definitive agreement to acquire all of the outstanding capital stock of Flatout Holdings from North Castle and the other stockholders. The acquisition price of approximately $92 million, on a cash-free and debt-free basis, is subject to certain post-closing adjustments and was funded from cash on hand. Flatout’s annual net sales for the twelve months ended December 31, 2014 were approximately $46 million.
Bruce Rosa, President of T. Marzetti Company, stated “We are very excited to add Flatout® flatbreads to our specialty foods business as a better-for-you branded retail product with extraordinary taste, nutritional advantages and convenient versatility for most every eating occasion. Since introducing their first flatbread wraps to retailers in 2000, Flatout has continued to pioneer the on-trend and growing flatbread category as consumer preferences have shifted towards more healthy living and nutritional awareness. With placement in the supermarket deli department, Flatout’s product offerings include unique oval-shaped flatbread wraps, the successful Foldit® line of artisan flatbreads and the recently-introduced Artisan Thin pizza crust.”
About Lancaster Colony Corporation
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice markets.
About Flatout Holdings
Flatout is a manufacturer and marketer of branded premium and better-for-you flatbreads primarily for the retail markets.
About North Castle Partners
North Castle Partners is a private equity firm focused on investments in consumer-driven product and service businesses that promote Healthy, Active and Sustainable Living. Lincoln International served as financial advisor to North Castle and Flatout.

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Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the ability to successfully integrate the acquisition of Flatout Holdings, Inc.;

•	the potential for loss of larger programs or key customer relationships;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	price and product competition;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	maintenance of competitive position with respect to other manufacturers;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	fluctuations in the cost and availability of raw materials and packaging;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	dependence on contract manufacturers;

•	stability of labor relations;

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	dependence on key personnel;

•	changes in financial markets;

•	changes in our cash flow or use of cash in various business activities;

•	access to any required financing;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com